 As Filed with the Securities and Exchange Commission on September 27, 2001


                                                     Registration No. 333-87051

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                             SourcingLink.net, Inc.
             (Exact name of registrant as specified in its charter)

                         Delaware                                                   98-0132465
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

       16855 West Bernardo Drive, Suite 260, San Diego, California 92127
                                 (858) 385-8900
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                           -------------------------

                                 Gary Davidson
                         Vice President of Finance and
                            Chief Financial Officer
                             SourcingLink.net, Inc.
                      16855 West Bernardo Drive, Suite 260
                          San Diego, California 92127
                                 (858) 385-8900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce Feuchter, Esq.
                        Stradling Yocca Carlson & Rauth,
                           A Professional Corporation
                      660 Newport Center Drive, Suite 1600
                        Newport Beach, California  92660

     Approximate date of commencement of proposed sale to public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 (File No. 333-87051) (the "Registration Statement"), pursuant to which the Registrant registered 1,250,064 shares of its common stock, par value $.001 (the "Common Stock"), to remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date of filing of this Post-Effective Amendment No.1 to Registration Statement.

     Accordingly:

     (1) the offering is hereby terminated; and
     (2) The Registrant hereby removes from registration 250,307 shares of Common Stock previously registered pursuant to the Registration Statement, representing all securities that remain unsold as of the date of filing of this Post-Effective Amendment No. 1 to Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of September, 2001.

                              SOURCINGLINK.NET, INC.


                              By:     /s/ Dan Rawlings
                                    ------------------------------------------
                                    Dan Rawlings
                                    President, Chief Executive Officer
                                    and Director (Principal Executive Officer)

                              By:     /s/ Gary Davidson
                                    ------------------------------------------
                                    Gary Davidson
                                    Vice President of Finance and Chief
                                    Financial Officer (Principal Financial and
                                    Accounting Officer)